TERMINAL LINK AGREEMENT

AGREEMENT made as of February 16, 1996 between The Bank of New York as custodian (the "Custodian") and each Investment Company listed on Exhibit A, for itself and for each of Series listed on Exhibit A (each, a "Fund").

        WHEREAS, the parties have entered into a Master Custody Agreement dated as of February 16, 1996;

        WHEREAS, the parties desire to provide for the electronic transmission of instructions from each Fund to the Custodian, as and to the extent permitted by the Master Custody Agreement; and

        WHEREAS, the Board of Directors, Trustees or Managing General Partners, as applicable, of each Investment Company have previously authorized each Investment Company to enter into the Master Custody Agreement;

NOW, THEREFORE, in consideration for the mutual promises set forth, the parties agree as follows:

A. Except as otherwise provided herein, all terms shall have the same meaning as in the Master Custody Agreement.

B. The term "Certificate" shall mean any Proper Instruction by a Fund to the Custodian communicated by the Terminal Link.

C . The term "Officer" shall mean an Authorized Person as defined in section 5 of the Master Custody Agreement.

D. The term "Terminal Link" shall mean an electronic data transmission link between a Fund, Franklin Templeton Investor Services, Inc. acting as agent for the Fund ("FTISI"), and the Custodian requiring in connection with each use of the Terminal Link by or on behalf of the Fund use of an authorization code provided by the Custodian and at least two access codes established by the Fund. Each Fund represents that FTISI will maintain a transmission line to the Custodian and has been selected by the Fund to receive electronic data transmissions from the Custodian or the Fund and forward the same to the Fund or the Custodian, respectively.

E.  Terminal Link

1. The Terminal Link shall be utilized by a Fund only for the purpose of the Fund providing Certificates to the Custodian with respect to transactions involving Securities or for the transfer of money to be applied to the payment of dividends, distributions or redemptions of Fund Shares, and shall be utilized by the Custodian only for the purpose of providing notices to the Fund. Such use shall commence only after a Fund shall have established access codes and safekeeping procedures to safeguard and protect the confidentiality and availability of such access codes, and shall have reviewed the safekeeping procedures established by FTISI to assure that transmissions inputted by the Fund, and only such transmissions, are forwarded by FTISI to the Custodian without any alteration or omission. Each use of the Terminal Link by a Fund shall constitute a representation and warranty that the Terminal Link is being used only for the purposes permitted hereby, that at least two Officers have each utilized an access code, that such safekeeping procedures have been established by the Fund, that FTISI has safekeeping procedures reviewed by the Fund to assure that all transmissions inputted by the Fund, and only such transmissions, are forwarded by FTISI to the Custodian without any alteration or omission by FTISI, and that such use does not, to the Fund's knowledge, contravene the Investment Company Act of 1940, as amended, or the rules or regulations thereunder.

2. Each Fund shall obtain and maintain at its own cost and expense all equipment and services, including, but not limited to communications services, necessary for it to utilize the Terminal Link, and the Custodian shall not be responsible for the reliability or availability of any such equipment or services.

3. Each Fund acknowledges that any data bases made available as part of, or through the Terminal Link and any proprietary data, software, processes, information and documentation (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. Each Fund shall, and shall cause others to which it discloses the Information, including without limitation FTISI, to keep the Information confidential, by using the same care and discretion it uses with respect to its own confidential property and trade secrets, and shall neither make nor permit any disclosure without the express prior written consent of the Custodian.

4. Upon termination of this Agreement for any reason, the Fund shall return to the Custodian any and all copies of the Information which are in the Fund's possession or under its control, or which the Fund distributed to third parties, including without limitation FTISI. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

5. The Custodian reserves the right to modify the Terminal Link from time to time without notice to the Funds or FTISI, except that the Custodian shall give the Funds notice not less than 75 days in advance of any modification which would materially adversely affect the Funds' operation. The Funds agree that neither the Funds nor FTISI shall modify or attempt to modify the Terminal Link without the Custodian's prior written consent. Each Fund acknowledges that any software or procedures provided the Fund or FTISI as part of the Terminal Link are the property of the Custodian and, accordingly, agrees that any modifications to the Terminal Link, whether by the Fund, FTISI or the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

6. The Custodian, the Funds, FTISI and any manufacturers and suppliers utilized by the Custodian, the Funds or FTISI in connection with the Terminal Link, make no warranties or representations to any other party, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose.

7. Each Fund will cause its officers and employees to treat the authorization codes and the access codes applicable to Terminal Link with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely on Certificates received by it through the Terminal Link. Each Fund acknowledges that it is its responsibility to assure that only its officers and authorized persons of FTISI use the Terminal Link on its behalf, and that the Custodian shall not be responsible nor liable for any action taken in good faith in reliance upon a Certificate, nor for any alteration, omission, or failure to promptly forward by FTISI.

8. (a) Except as otherwise specifically provided in Section 8(b) of this Article, the Custodian shall have no liability for any losses, damages, injuries, claims, costs or expenses arising out of or in connection with any failure, malfunction or other problem relating to the Terminal Link except for money damages suffered as the result of the negligence of the Custodian, provided however, that the Custodian shall have no liability under this Section 8 if the Fund fails to comply with the provisions of section 10.
        (b) The Custodian's liability for its negligence in executing or failing to act in accordance with a Certificate received through Terminal Link shall be only with respect to a transfer of funds or assets which is not made in accordance with such Certificate, and shall be subject to Section 11 of this Article and contingent upon the Fund complying with the provisions of Section 10 of this Article, and shall be limited to the extent of the Fund's damages, without reference to any special conditions or circumstances.

9. Without limiting the generality of the foregoing, in no event shall the Custodian or any manufacturer or supplier of its computer equipment, software or services relating to the Terminal Link be responsible for any special, indirect, incidental or consequential damages which a Fund or FTISI may incur or experience by reason of any malfunction of such equipment or software, even if the Custodian or any manufacturer or supplier has been advised of the possibility of such damages, nor with respect to the use of the Terminal Link shall the Custodian or any such manufacturer or supplier be liable for acts of God, or with respect to the following to the extent beyond such person's reasonable control: machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar cause.

10. Each Fund shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, the Terminal Link as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, or (ii) the business day on which discovery should have occurred through the exercise of reasonable care. The Custodian shall promptly advise the Fund or FTISI whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Terminal Link.

11. The Custodian shall acknowledge to each affected Fund or to FTISI, by use of the Terminal Link, receipt of each Certificate the Custodian receives through the Terminal Link, and in the absence of such acknowledgment the Custodian shall not be liable for any failure to act in accordance with such Certificate and the Funds may not claim that such Certificate was received by the Custodian. Such acknowledgment, which may occur after the Custodian has acted upon such Certificate, shall be given on the same day on which such Certificate is received.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized and their respective seals to be hereto affixed as of the day and year first above written.

THE BANK OF NEW YORK


By:         /s/ illegible

Title:      Senior Vice President


THE INVESTMENT COMPANIES LISTED ON EXHIBIT A


By:         /s/ Harmon E. Burns
            Harmon E. Burns

Title:      Vice President


By:         /s/ Deborah R. Gatzek
            Deborah R. Garzek

Title:      Vice President & Secretary

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                                                       THE BANK OF NEW YORK
                                                     MASTER CUSTODY AGREEMENT

                                                            EXHIBIT A

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

-------------------------------------------- ---------------------------- ---------------------------------------------------------
INVESTMENT COMPANY                           ORGANIZATION                 SERIES ---(IF APPLICABLE)
-------------------------------------------- ---------------------------- ---------------------------------------------------------

Adjustable Rate Securities Portfolios        Delaware Business Trust      U.S. Government Adjustable Rate Mortgage Portfolio
                                                                          Adjustable Rate Securities Portfolio
AGE High Income Fund, Inc.                   Colorado Corporation

Franklin California Tax-Free Income          Maryland Corporation
Fund, Inc.

Franklin California Tax-Free Trust           Massachusetts Business       Franklin California Insured Tax-Free Income Fund
                                             Trust                        Franklin California Tax-Exempt Money Fund
                                                                          Franklin California Intermediate-Term Tax-Free
                                                                           Income Fund

Franklin Custodian Funds, Inc.               Maryland Corporation         Growth Series
                                                                          Utilities Series
                                                                          Dynatech Series
                                                                          Income Series
                                                                          U.S. Government Securities Series

-------------------------------------------- ---------------------------- ---------------------------------------------------------
INVESTMENT COMPANY                                  ORGANIZATION          SERIES ---(IF APPLICABLE)
-------------------------------------------- ---------------------------- ---------------------------------------------------------

Franklin Equity Fund                         California Corporation

Franklin Federal Money Fund                  California Corporation

Franklin Federal Tax- Free Income Fund       California Corporation


Franklin Gold Fund                           California Corporation

Franklin Government Securities Trust         Massachusetts Business
                                             Trust

Franklin Templeton International Trust       Delaware Business Trust      Templeton Pacific Growth Fund
                                                                          Franklin International Equity Fund

Franklin Investors Securities Trust          Massachusetts Business       Franklin Global Government Income Fund
                                             Trust                        Franklin Short-Intermediate U.S. Gov't Securities Fund
                                                                          Franklin Convertible Securities Fund
                                                                          Franklin Adjustable U.S. Government Securities Fund
                                                                          Franklin Equity Income Fund
                                                                          Franklin Adjustable Rate Securities Fund

-------------------------------------------- ---------------------------- ---------------------------------------------------------
INVESTMENT COMPANY                           ORGANIZATION                 SERIES ---(IF APPLICABLE)
-------------------------------------------- ---------------------------- ---------------------------------------------------------
Franklin Managed Trust                       Massachusetts Business       Franklin Corporate Qualified Dividend Fund
                                             Trust                        Franklin Rising Dividends Fund
                                                                          Franklin Investment Grade Income Fund
                                                                          Franklin Institutional Rising Dividends Fund

Franklin Money Fund                          California Corporation

Franklin Municipal Securities Trust          Delaware Business Trust      Franklin Hawaii Municipal Bond Fund
                                                                          Franklin California High Yield Municipal Fund
                                                                          Franklin Washington Municipal Bond Fund
                                                                          Franklin Tennessee Municipal Bond Fund
                                                                          Franklin Arkansas Municipal Bond Fund

Franklin New York Tax-Free Income Fund,      New York Corporation
Inc.

Franklin New York Tax-Free Trust             Massachusetts Business       Franklin New York Tax-Exempt Money Fund
                                             Trust                        Franklin New York Intermediate-Term Tax-Free
                                                                           Income Fund
                                                                          Franklin New York Insured Tax-Free Income Fund

-------------------------------------------- ---------------------------- ---------------------------------------------------------
INVESTMENT COMPANY                           ORGANIZATION                 SERIES ---(IF APPLICABLE)
-------------------------------------------- ---------------------------- ---------------------------------------------------------

Franklin Tax-Advantaged International Bond   California Limited
Fund                                         Partnership

Franklin Tax-Advantaged U.S. Government      California Limited
Securities Fund                              Partnership

Franklin Tax-Advantaged High Yield           California Limited
Securities Fund.                             Partnership

Franklin Premier Return Fund                 California Corporation

Franklin Real Estate Securities Trust        Delaware Business Trust      Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolio        Delaware Business Trust

Franklin Strategic Series                    Delaware Business Trust      Franklin California Growth Fund
                                                                          Franklin Strategic Income Fund
                                                                          Franklin MidCap Growth Fund
                                                                          Franklin Institutional MidCap Growth Fund
                                                                          Franklin Global Utilities Fund
                                                                          Franklin Small Cap Growth Fund
                                                                          Franklin Global Health Care Fund
                                                                          Franklin Natural Resources Fund

Franklin Tax-Exempt Money Fund               California Corporation

-------------------------------------------- ---------------------------- ---------------------------------------------------------
INVESTMENT COMPANY                           ORGANIZATION                 SERIES---(IF APPLICABLE)
-------------------------------------------- ---------------------------- ---------------------------------------------------------

Franklin Tax-Free Trust                      Massachusetts Business       Franklin Massachusetts Insured Tax-Free Income Fund
                                             Trust                        Franklin Michigan Insured Tax-Free Income Fund
                                                                          Franklin Minnesota Insured Tax-Free Income Fund
                                                                          Franklin Insured Tax-Free Income Fund
                                                                          Franklin Ohio Insured Tax-Free Income Fund
                                                                          Franklin Puerto Rico Tax-Free Income Fund
                                                                          Franklin Arizona Tax-Free Income Fund
                                                                          Franklin Colorado Tax-Free Income Fund
                                                                          Franklin Georgia Tax-Free Income Fund
                                                                          Franklin Pennsylvania Tax-Free Income Fund
                                                                          Franklin High Yield Tax-Free Income Fund
                                                                          Franklin Missouri Tax-Free Income Fund
                                                                          Franklin Oregon Tax-Free Income Fund
                                                                          Franklin Texas Tax-Free Income Fund
                                                                          Franklin Virginia Tax-Free Income Fund
                                                                          Franklin Alabama Tax-Free Income Fund
                                                                          Franklin Florida Tax-Free Income Fund
                                                                          Franklin Connecticut Tax-Free Income Fund
                                                                          Franklin Indiana Tax-Free Income Fund
                                                                          Franklin Louisiana Tax-Free Income Fund
                                                                          Franklin Maryland Tax-Free Income Fund
-------------------------------------------- ---------------------------- ---------------------------------------------------------
INVESTMENT COMPANY                           ORGANIZATION                 SERIES ---(IF APPLICABLE)
-------------------------------------------- ---------------------------- ---------------------------------------------------------

Franklin Tax-Free Trust                      Massachusetts Business       Franklin North Carolina Tax-Free Income Fund
 (cont.)                                     Trust                        Franklin New Jersey Tax-Free Income Fund
                                                                          Franklin Kentucky Tax-Free Income Fund
                                                                          Franklin Federal Intermediate-Term Tax-Free Income Fund
                                                                          Franklin Arizona Insured Tax-Free Income Fund
                                                                          Franklin Florida Insured Tax-Free Income fund

Franklin Templeton Global Trust              Massachusetts Business       Franklin Templeton German Government Bond Fund
                                             Trust                        Franklin Templeton Global Currency Fund
                                                                          Franklin Templeton Hard Currency Fund
                                                                          Franklin Templeton High Income Currency Fund

Franklin Templeton Money Fund Trust          Delaware Business Trust      Franklin Templeton Money Fund II

Franklin Value Investors Trust               Massachusetts Business       Franklin Balance Sheet Investment Fund
                                             Trust                        Franklin MicroCap Value Fund
                                                                          Franklin Value Fund

-------------------------------------------- ---------------------------- ---------------------------------------------------------
INVESTMENT COMPANY                           ORGANIZATION                 SERIES ---(IF APPLICABLE)
-------------------------------------------- ---------------------------- ---------------------------------------------------------
Franklin Valuemark Funds                     Massachusetts Business       Money Market Fund
                                             Trust                        Growth and Income Fund

                                                                          Precious Metals Fund
                                                                          Real Estate Securities Fund
                                                                          Utility Equity Fund
                                                                          High Income Fund
                                                                          Templeton Global Income
                                                                          Securities Fund Investment
                                                                          Grade Intermediate Bond
                                                                          Fund Income Securities
                                                                          Fund U.S. Government
                                                                          Securities Fund Zero
                                                                          Coupon Fund -2000 Zero
                                                                          Coupon Fund -2005 Zero Coupon
                                                                          Fund -2010 Adjustable U.S. Government
                                                                          Fund Rising Dividends Fund
                                                                          Templeton Pacific Growth Fund
                                                                          Templeton International Equity
                                                                          Fund Templeton Developing
                                                                          Markets Equity Fund Templeton
                                                                          Global Growth  Fund Global
                                                                          Asset Allocation Fund Small
                                                                          Cap Fund
-------------------------------------------- ---------------------------- ---------------------------------------------------------
INVESTMENT COMPANY                           ORGANIZATION                 SERIES ---(IF APPLICABLE)
-------------------------------------------- ---------------------------- ---------------------------------------------------------

Institutional Fiduciary Trust                Massachusetts Business       Money Market Portfolio
                                             Trust                        Franklin Late Day Money Market Portfolio
                                                                          Franklin U.S. Government Securities Money Market
                                                                           Portfolio
                                                                          Franklin U.S. Treasury Money Market Portfolio
                                                                          Franklin Institutional Adjustable U.S. Government
                                                                           Securities Fund
                                                                          Franklin Institutional Adjustable Rate Securities Fund
                                                                          Franklin U.S. Government Agency Money Market Fund
                                                                          Franklin Cash Reserves Fund
MidCap Growth Portfolio                      Delaware Business Trust

The Money Market Portfolios                  Delaware Business Trust      The Money Market Portfolio
                                                                          The U.S. Government Securities Money Market Portfolio
CLOSED END FUNDS:

Franklin Multi-Income Trust                  Massachusetts Business
                                             Trust

Franklin Principal Maturity Trust            Massachusetts Business
                                             Trust

Franklin Universal Trust                     Massachusetts Business
                                             Trust
-------------------------------------------- ---------------------------- ---------------------------------------------------------
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